Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated August 3, 2011 with respect to the audited consolidated financial statements of Left Behind Games, Inc. for the years ended March 31, 2011 and 2010.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

August 5, 2011